UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 13, 2012
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

     On March 13, 2012, BB&T Corporation announced an amendment to its November 1, 2011 agreement to acquire BankAtlantic, a wholly-owned subsidiary of BankAtlantic Bancorp, which was previously disclosed in BB&T Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2011.

     BB&T will host a live webcast to discuss the modifications to the BankAtlantic agreement at 8:30 a.m. (ET) today. A presentation will be used during the conference call and is available on our website. To access the webcast and presentation, go to www.BBT.com and click on “About BB&T” and proceed to “Investor Relations.” The webcast link can be found under “Webcasts” and the presentation can be found under “View Recent Presentations.”

     A copy of the press release announcing the events described is attached as Exhibit 99.1. A copy of slides discussing the events described is attached as Exhibit 99.2.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1	Copy of press release announcing an amendment to BB&T Corporation's November 1, 2011 agreement to acquire BankAtlantic, a wholly owned subsidiary of BankAtlantic Bancorp.

99.2	Copy of presentation slides discussing the transaction highlights.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By: /s/ Cynthia B. Powell

Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: March 13, 2012